Exhibit 1.01

Conflict Minerals Report

1.	Overview

This Report has been prepared pursuant to Rule 13p-1 of the Securities Exchange Act of 1934, as amended (“Rule 13p-1”), for the reporting period from January 1 to December 31, 2023. The Company is an energy technology company that provides solutions for energy and industrial customers worldwide.

The Company’s supply chain is both global and complex, and there are multiple tiers of suppliers between the Company and the original sources of minerals used in the Company’s products. Therefore, the Company relied on its direct suppliers to provide information about the origin of conflict minerals in the raw materials and components it purchased for use in the manufacture of, or contracts to manufacture, products that the Company offers for sale.

The Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a “forward-looking statement”). The words “will,” “intend,” “anticipate,” “believe,” “ensure,” “expect,” “if,” “estimate,” “project,” “foresee,” “predict,” “outlook,” “aim,” “could,” “should,” “potential,” “would,” “may,” “probable,” “likely,” “seek,” “overestimate,” “underestimate,” “continue,” “target,” “goal,” or other similar words or expressions, and the negative thereof, are intended to identify forward-looking statements. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. These forward-looking statements are also affected by the risk factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings available through the Company’s website at: https://investors.bakerhughes.com/ or through the SEC’s Electronic Data Gathering and Analysis Retrieval (“EDGAR”) system at: www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

2.	Reasonable Country of Origin Inquiry (RCOI)

In accordance with Rule 13p-1, the Company undertook a reasonable country of origin inquiry to determine the origin of the conflict minerals necessary to the production or functionality of the products the Company offered for sale during the reporting period. The Company undertook the following as part of that inquiry:

•	utilized the Company’s existing mechanisms for reporting conflict minerals concerns, allowing contact by email and an online tool for both the public and internal reporters;

•

identified those products we manufactured or contracted to manufacture that we reasonably believed contained one or more conflict minerals (defined as cassiterite, columbite-tantalite, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold collectively, the “Conflict Minerals” or sometimes “conflict minerals” or “3TGs” as defined in Organization for Economic Cooperation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (Third Edition) – “OECD Guidance”), by eliminating those product categories that were not subject to Rule 13p-1, including tool rentals, tools used in performance of our services, chemicals, and fluids;

•	identified direct suppliers – those providing materials and components incorporated in the manufacturing process – of the pertinent products identified in the step above;

•

using lessons learned during previous reporting periods, we prioritized our diligence efforts to identify higher risk suppliers potentially providing relevant raw materials or components by eliminating suppliers of material categories not likely to contain 3TGs, including sand, cement, and polymers;

•	further enhanced our diligence efforts by reaching out directly to non-responding suppliers, involving internal stakeholders more in the communication to meaningfully engage with suppliers;

•	identified 859 suppliers that provided the materials or components specifically identified as higher risk or prioritized in the previous steps;

•	engaged the services of a third-party conflict minerals service provider to create and maintain a supplier engagement portal;

•	contacted the identified suppliers via the third-party conflict minerals service provider’s technology platform;

•

informed relevant suppliers of the Company’s expectations regarding compliance with the Company’s supplier conflict minerals policy and due diligence processes, as well as responses to the Company’s requests for information;

•

requested confirmation from these suppliers of the presence of any conflict mineral in the raw materials or components they supplied to the Company, and information regarding the origin of those minerals;

•

requested these suppliers to in turn require their downstream suppliers that provided them with materials or components utilized in the manufacture of our products to comply with the Company’s conflict minerals requirements;

•	requested these suppliers to develop a policy and management system covering conflict minerals and to require their downstream suppliers to adopt similar policies and systems;

•

informed these suppliers of the informational and instructional materials available on our third-party conflict minerals service provider’s Conflict Minerals Resource Center web page, the Conflict Minerals Reporting Template (“CMRT”) questionnaire, and due diligence guidelines;

•	established a deadline of April 30, 2024, to provide the requested conflict minerals information and documentation;

•

engaged the Company’s third-party service provider to follow up with unresponsive suppliers with up to three email messages, a telephone campaign and directly contacting individuals known to the Company’s Sourcing team at each such supplier;

•

reviewed the responses compiled for each responding supplier to determine the existence of a conflict minerals policy, due diligence process, and pass-through requirements for successive supplier tiers;

•

reviewed the responses compiled for each responding supplier to determine which smelters or refiners (“SORs”) were the source of necessary conflict minerals contained in the raw materials or components supplied to the Company;

•	received completed questionnaires from 584 of the identified suppliers contacted by our third-party conflict minerals service provider; and

•

identified 38 SORs that pose a high risk of obtaining 3TGs from non-conflict free sources, and determined that only twelve of these 38 are obtaining 3TGs from non-conflict free sources in the DRC Region.

The Company’s responding relevant suppliers identified 354 verified SORs believed to be the source of necessary conflict minerals contained in the raw materials or components supplied to the Company. Of those supplier-identified SORs, 77 were identified as sourcing from mines in the DRC Region; 65 of those SORs in turn reported their source of minerals were conflict-free. Additionally, 120 SORs were identified as noncompliant with or not enrolled in a verification program; of the unenrolled SORs, 1 was undergoing review, was being vetted by a verification process, or was in communication with a verification entity, and 71 were awaiting outreach by a verification entity.

The due diligence undertaken is more fully described below.

3. Design of Due Diligence

The Company’s due diligence was designed in conformance with an internationally recognized due diligence framework: the OECD Guidance. OECD Step 1 is discussed above, under the heading “Reasonable Country of Origin Inquiry” and Steps 2 – 5 are described below in the subheadings under “Due Diligence Measures Performed.”

4.	Due Diligence Measures Performed

4.1 Establish Strong Company Management Systems

•	issued and disclosed our Conflict Minerals Policy Statement on our public website available here https://www.bakerhughes.com/conflict-minerals;

•	integrated conflict minerals reporting requirements in our suppliers’ contractual obligations through our Baker Hughes Standard Terms;

•	reported due diligence metrics and campaign status monthly to Vice President; 859 suppliers included in campaign, 596 CMRTs submitted in response to the campaign;

•	communicated supplier conflict minerals compliance and response metrics to cross-functional business reviews;

•	utilized third-party provider’s platform to provide online and webinar training opportunities to suppliers;

•

communicated both within the Company and externally to our suppliers that the Company’s confidential reporting process for potential compliance cases is available via online tool, e-mail and telephone;

•	actively participated in Responsible Minerals Initiative (RMI) working groups for better visibility on regulatory requirements and to align with industry best practice.

4.2 Identify and Assess Risks in the Supply Chain

The Company’s third-party service provider determined that approximately 63 of the identified SORs in our global supply chain potentially required additional due diligence on their source and chain of custody of conflict minerals provided to the Company based upon the applicability of one or more of the following criteria:

•	reported sourcing conflict minerals from the conflict area that were not verified as conflict-free;

•	provided data on SORs that self-report sourcing from a mine located in the conflict area;

•	provided data on SORs that were reported by independent entities to source from a mine located in the conflict area;

•	indicated that the SOR named by the supplier was located in the conflict area;

•

indicated that the SOR named by the supplier passed materials through a known or suspected country for smuggling, export out of other countries, or the transit of materials containing conflict minerals; or

•	provided information about an SOR indicating the origin of the materials was not from a country known to hold reserves.

4.3 Design and Implement a Strategy to Respond to Identified Risks

The Company’s third-party service provider undertook the following measures during due diligence on the source and chain of custody of the conflict minerals:

•

the Company’s third-party service provider independently verified all SOR information submitted by suppliers in their CMRTs, checking against the third-party conflict minerals service provider’s independent smelter research, including:

•	merged duplicate submissions following verification of overlapping company information;

•	eliminated submissions with garbage characters and obvious misspellings;

•	validated named entities as actual SORs; and

•	confirmed that each facility is a legitimate SOR of 3TGs;

•

gathered information on legitimate SORs from SOR databases of several sources including, without limitation, the third-party service provider’s independent research, Responsible Minerals Initiative (“RMI”), London Bullion Market Association (“LBMA”), the Dubai Multi Commodities Centre (“DMCC”), the Responsible Jewellery Council (“RJC”), the US Department of Commerce (“DoC”), and the US Geological Survey (“USGS”) (the “Third-Party Databases”);

•	if a supplier did not provide a proper identification number issued by a validating entity, such as RMI or LBMA, we requested the supplier to provide the following information:
•	the metal processed by the facility;

•	the city, province/state and country where the facility is located;

•	the name and email address for the designated contact at the facility;

•	the recycled and scrap status of metals, minerals or ores processed by the facility;

•	if the facility sources all of its metals, minerals or ores solely from recycled or scrap materials, the country of origin f those materials; and

•	if the facility does not source all materials solely from recycled or scrap providers, the location of mines from which the facility sources its metals, minerals or ores;

•	labeled as “Valid” those SOR submissions from suppliers that matched the Third-Party Databases of legitimate SORs and performed additional verification:

•

inquired whether the SOR has been audited by any recognized certification entities, such as RMI, LBMA, DMCC, or RJC and, if not, whether they underwent or plan to undergo another form of an independent audit; and

•	those SORs that have not undergone a certification audit were asked if they plan to undertake a certification process in the future;

•	labeled as “Invalid” those SORs submitted by a supplier that matched the Third-Party Databases list of facilities known not to be a legitimate facility, or a common erroneous or inoperative name;

•	labeled as “Undetermined” those SORs submitted by a supplier that did not match either the legitimate or non-legitimate lists in the Third-Party Databases;

•	identified suppliers that submitted SOR names determined to be Invalid or Undetermined for future contact to correct or amend the pertinent information;

•	for each Valid SOR, the Company’s third-party service provider assigned a risk rating of low, medium or high, based on the following factors:

•	whether the facility has or has not already successfully undergone a certification audit by a recognized entity;

•	whether the facility is registered with a certification body and, if so, is progressing toward completing an audit process by that body;

•	whether the facility is proximate to, conducts conflict mineral transactions with entities within, or transports materials through any of the following:

•	a Level 1 country, with known active ore production and not identified as either conflict regions or plausible countries engaged in smuggling materials containing conflict minerals;

•	a Level 2 country, known to or plausibly believed to be engaged in smuggling, export out of a Level 3 country, or as a transit for materials containing conflict minerals; or

•

a Level 3 country, the DRC or one of its nine adjoining countries, Angola, Burundi, Central African Republic, Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, and Zambia, collectively referred to as “covered countries” in Section 1502 of the Dodd Frank Act;

•

for each supplier, calculated a cumulative SOR risk, either low, medium, or high, summarizing the risk that the supplier poses to the Company’s supply chain, based on the chances that the supplier furnishes 3TGs that may originate from non-conflict-free sources:

•	obtained the value of the cumulative SOR risk for each supplier by collecting the risk ratings of all SORs associated with the supplier; and

•	for each supplier, assigned the overall risk rating equal to the risk rating level with the most SORs at that level; and

•	joined third-party smelter outreach program to increase number of conformant SORs and further mitigate risk.

4.4 Carry out Independent Third-Party Audit of Smelter and Refiner Due Diligence Practices

•

As a downstream participant in the supply chain and, being a member of the RMI, we utilized the RMI Responsible Minerals Assurance Process (RMAP) and the RMAP Cross-Recognition Program and a third-party to verify certain information gathered from our suppliers.

4.5 Report Annually on Supply Chain Due Diligence

•

The Company annually reports on our global supply chain due diligence and makes the current and historical reports available with Baker Hughes Policy Statement and any other supporting documentation on our public website: https://www.bakerhughes.com/conflict-minerals.

5.	Results of Due Diligence Undertaken and Processing Facilities

Based on the Company’s due diligence efforts to date, the Company does not have sufficient information to fully determine the country of origin of the conflict minerals in each of our relevant products, or whether the conflict minerals in each of our products were from recycled or scrap sources. Paragraph 6 below lists the countries of origin, by pertinent mineral, for which the Company has been able to confirm the information provided by our suppliers.

Based on the Company’s due diligence efforts to date, the Company does not have sufficient information to fully determine each processing facility utilized to produce the conflict minerals used in each of the Company’s relevant products. Schedule 1 below lists the processing facilities that source minerals from the DRC for which the Company has been able to confirm the information provided by our suppliers.

The efforts to determine the origin of conflict minerals are more fully described in the section entitled “Due Diligence Measures Undertaken.”

2023 results

The graphs bellow show the number of SORs in our supply chain that have participated industry recognized audit program – RMAP – (Conformant), committed to undergo RMAP assessment (Active) and are not participating RMAP audit program or cross-recognized LMBS or RJC audit protocol (Not Active).

6.	Country of Origin of the 3TGs in the Company’s Products

The lists bellow show the Countries of Origin of the 3TGs the Company’s Products contain by minerals. The Company also sources from recycled/scrap.

COUNTRIES OF ORIGIN - TIN

Åland Islands	Egypt	Luxembourg	Sierra Leone
Andorra	Eritrea	Madagascar	Singapore
Angola*	Estonia	Malaysia	Slovakia
Argentina	Ethiopia	Mali	South Africa
Armenia	France	Malaysia	South Sudan*
Australia	Gejiu	Mexico	Spain
Austria	Germany	Mongolia	Sudan
Belgium	Ghana	Morocco	Suriname
Benin	Guinea	Mozambique	Sweden
Bermuda	Guyana	Myanmar	Switzerland
Bolivia	Hong Kong	Namibia	Taiwan
Brazil	Hungary	Nei Mongol	Tanzania*
Burundi*	India	Netherlands	Thailand
Cambodia	Indonesia	Niger	Turkey
Canada	Ireland	Nigeria	Uganda*
Central African Republic*	Israel	Panama	United Kingdom
Chile	Ivory Coast	Papua New Guinea	United States of America
China	Japan	Peru	Uzbekistan
Colombia	Jersey	Philippines	Vietnam
Congo*	Kazakhstan	Poland	Zambia*
Czech Republic	Kenya	Portugal	Zimbabwe
Djibouti	Korea	Russian Federation	Recycled/Scrap
DRC*	Kyrgyzstan	Rwanda*
Ecuador	Laos	Saudi Arabia

* = DRC Region countries

COUNTRIES OF ORIGIN—TANTALUM
Angola*	Estonia	Malaysia	Slovenia
Argentina	Ethiopia	Mali	South Africa
Australia	France	Mauritania	South Sudan*
Austria	Germany	Mexico	Spain
Belarus	Ghana	Mongolia	Sudan
Belgium	Guinea	Mozambique	Suriname
Benin	Guyana	Myanmar	Switzerland
Bolivia	Hong Kong	Namibia	Taiwan
Brazil	Hungary	Netherlands	Tanzania*
Burundi*	India	Nicaragua	Thailand
Cambodia	Indonesia	Niger	Togo
Canada	Ireland	Nigeria	Turkey
Central African Republic*	Israel	Panama	Uganda*
Chile	Italy	Papua New Guinea	United Arab Emirates
China	Ivory Coast	Peru	United Kingdom
Colombia	Japan	Philippines	United States of America
Congo*	Jersey	Poland	Uzbekistan
Czech Republic	Kazakhstan	Portugal	Vietnam
Djibouti	Kenya	Russian Federation	Zambia*
DRC*	Korea	Rwanda*	Zimbabwe
Ecuador	Kyrgyzstan	Saudi Arabia	Recycled/Scrap
Egypt	Laos	Sierra Leone
El Salvador	Luxembourg	Singapore
Eritrea	Madagascar	Slovakia

* = DRC Region countries

COUNTRIES OF ORIGIN - TUNGSTEN
American Samoa	El Salvador	Liberia	Samoa
Angola*	Eritrea	Libya	San Marino
Argentina	Estonia	Liechtenstein	Saudi Arabia
Armenia	Ethiopia	Lithuania	Senegal
Australia	Fiji	Luxembourg	Serbia
Austria	Finland	Madagascar	Sierra Leone
Azerbaijan	France	Malaysia	Singapore
Bahamas	Gabon	Mali	Slovakia
Barbados	Gambia	Malta	Slovenia
Belarus	Georgia	Mauritania	Solomon Islands
Belgium	Germany	Mauritius	South Africa
Benin	Ghana	Mexico	South Sudan*
Bolivia	Greece	Mongolia	Spain
Bosnia and Herzegovina	Guatemala	Morocco	Sudan
Botswana	Guinea	Mozambique	Suriname
Brazil	Guyana	Myanmar	Sweden
Bulgaria	Honduras	Namibia	Switzerland
Burkina Faso	Hong Kong	Netherlands	Taiwan
Burundi*	Hungary	New Caledonia	Tajikistan
Cambodia	Iceland	New Zealand	Tanzania*
Cameroon	India	Nicaragua	Thailand
Canada	Indonesia	Niger	Togo
Central African Republic*	Ireland	Nigeria	Trinidad and Tobago
Chile	Israel	Norway	Tunisia
China	Italy	Oman	Turkey
Colombia	Ivory Coast	Pakistan	Uganda*
Congo*	Japan	Panama	United Arab Emirates
Croatia	Jersey	Papua New Guinea	United Kingdom
Cyprus	Jordan	Peru	United States of America
Czech Republic	Kazakhstan	Philippines	Uruguay
Denmark	Korea	Poland	Uzbekistan
Djibouti	Kuwait	Portugal	Vietnam
Dominican Republic	Kyrgyzstan	Puerto Rico	Yemen
DRC*	Laos	Romania	Zambia*
Ecuador	Latvia	Russian Federation	Zimbabwe
Egypt	Lebanon	Rwanda*	Recycled/Scrap

* = DRC Region countries

COUNTRIES OF ORIGIN - GOLD
Afghanistan	Czechia	Korea	Russian Federation
Åland Islands	Czech Republic	Kyrgyzstan	Rwanda*
Albania	Djibouti	Laos	Samoa
American Samoa	Dominican Republic	Liberia	Saudi Arabia
Andorra	DRC*	Liechtenstein	Senegal
Angola*	Ecuador	Lithuania	Serbia
Argentina	Egypt	Luxembourg	Sierra Leone
Armenia	Eritrea	Madagascar	Singapore
Aruba	Estonia	Malaysia	Slovakia
Australia	Ethiopia	Mali	Solomon Islands
Austria	Fiji	Mauritania	South Africa
Azerbaijan	Finland	Mexico	South Sudan*
Bahamas	France	Mining	Spain
Barbados	Georgia	Mongolia	Sudan
Belarus	Germany	Morocco	Suriname
Belgium	Ghana	Mozambique	Sweden
Benin	Guatemala	Myanmar	Switzerland
Bermuda	Guinea	Namibia	Taiwan
Bolivia	Guyana	Netherlands	Tajikistan
Botswana	Honduras	New Zealand	Tanzania*
Brazil	Hong Kong	Nicaragua	Thailand
Bulgaria	Hungary	Niger	Turkey
Burkina Faso	India	Nigeria	Uganda*
Burundi*	Indonesia	Norway	United States of America
Cambodia	Ireland	Oman	United Arab Emirates
Canada	Israel	Panama	United Kingdom
Central African Republic*	Italy	Papua New Guinea	Uruguay
Chile	Ivory Coast	Peru	Uzbekistan
China	Japan	Philippines	Vietnam
Colombia	Jersey	Poland	Zambia*
Congo*	Kazakhstan	Portugal	Zimbabwe
Cyprus	Kenya	Republic of Korea	Recycled/Scrap

* = DRC Region countries

7.	Risk Mitigation

With respect to those products the Company manufactures or contracts to be manufactured for sale that contain necessary conflict minerals, the Company plans to undertake the following steps to mitigate the risk that our necessary conflict minerals could unintentionally benefit armed groups:

•	continue to consolidate the supplier base to fewer suppliers, aiming to decrease the number of suppliers who pose a high risk of using conflict minerals or are located in high-risk regions;

•

include Conflict Minerals in the supplier overall assessment conducted by Supplier Performance Management teams, in addition to human rights and sustainability considerations, and proactively engage suppliers to prevent and mitigate risks;

•	improve processes to identify the presence of necessary conflict minerals in products we manufacture or contract to be manufactured and offer for sale by:

•

continuing communication with suppliers and internal stakeholders and spreading best practices learned during the execution of the 3TG due diligence process in 2023 and continuing to raise overall awareness within our supply chain;

•

continuing the identification of and communication with smelters and refiners in Baker Hughes’ supply chain, both directly and indirectly through Backer Hughes’ relevant suppliers, in order to continue to encourage the smelters and refiners to participate in RMI’s RMAP;

•	continuing to participate in industry initiatives encouraging responsible supply chains; and

•

as new relevant suppliers are added to the Baker Hughes’ supply chain, working with these suppliers to help ensure that they understand our compliance requirements, the requirements of the Conflict Minerals Rule and the OECD Guidance;

•	continue to assess the presence of necessary conflict minerals in our relevant supply chain;

•	continue to perform due diligence on the necessary conflict minerals supplied to us to determine their origin;

•	continue to clearly communicate to suppliers our expectations with regard to compliance with the Company’s stated policies, performance, transparency and responsible sourcing practices;

•

engage with suppliers identified as sourcing from high-risk SORs, including those not enrolled in or compliant with a verification program, to encourage them to source from conflict-free SORs or mines and obtain from their applicable SORs or mines conflict-free designations from recognized certification programs;

•

continue to engage with suppliers that did not respond to our request for conflict minerals information for the reporting period 2023, ultimately seeking to engage as many of those suppliers as possible during the reporting year 2024 engage with all high cumulative risk suppliers to further their understanding of their risk level and the future implications their risk level could have under the Company’s conflict minerals program and request that:

•	suppliers potentially sourcing from high-risk and non-conflict-free SORs verify actual relevant mineral sources;

•	suppliers actually sourcing from high-risk and non-conflict-free SORs work toward sourcing from alternative sources;

•	suppliers with weak conflict minerals programs utilize and review the provided information, education and training to strengthen their programs; and

•	suppliers failing to respond to multiple past conflict minerals information requests prioritize understanding of and compliance with our due diligence program requirements;

•	conduct analysis and verification of origin information provided by our suppliers;

•

monitor the activities, initiatives and programs of DRC regional governments and agencies, international bodies, and non-governmental organizations that are aimed at minimizing or eliminating the benefit to relevant armed groups derived from conflict minerals, and, where practicable, to support or implement those activities, initiatives or programs; and

•	seek, where practicable, alternative suppliers that responsibly source necessary conflict minerals, which may include sources within the conflict area that do not benefit armed groups.

Products Description

The Company’s products covered by this Report that are considered to contain necessary conflict minerals include the following:

Oilfield Services and Equipment:

•

Well Construction: drilling and includes drilling services (directional drilling, logging-while-drilling, surface logging, and remote operations), drill bits (polycrystalline, roller cone, hybrid, and in-bit sensing), and drilling & completions fluids (emulsion-based fluids, water-based fluids, specialty fluids, drill-in fluids, waste management, and completion fluids).

•

Completions, Interventions, and Measurement: completions (wellbore construction, upper and lower completions, unconventional multistage completions, intelligent production systems, workover systems, and fishing and through-tubing services), pressure pumping (cementing, production enhancement, and coiled tubing and tubular running services), and wireline services (open-hole logging services, cased-hole logging services, and perforating and drill stem-testing services).

•

Production Solutions: artificial lift systems (electrical submersible pumping systems, surface pumping systems, rig less deployment systems, and sensors and gauges) and oilfield & industrial chemicals (upstream chemicals, downstream chemicals, and Aquaness wholesale chemicals).

•

Subsea & Surface Pressure Systems: subsea projects and services (subsea trees, controls, manifolds, wellheads, premium casing connectors, installation and commissioning, repairs, and maintenance, well intervention, life-of-field solutions, and plug and abandonment), flexible pipe systems (subsea risers, subsea flowlines and jumpers, onshore reinforced thermoplastic pipe, and rehabilitation), and surface pressure control systems (surface trees and wellheads).– includes blowout preventers; control systems; marine drilling risers; wellhead connectors; diverters; control systems; manifolds; connections; wellheads; specialty connectors & pipes; advanced flexible pipe products including risers, flowlines, and fluid transfer lines and jumpers; flow equipment; valves; and actuators used for deepwater drilling, subsea production systems (SPS), flexible pipe systems, and onshore wellheads.

•

Turbomachinery & Process Solutions: Gas Turbines, Steam Turbines, Centrifugal and Axial Compressors, Reciprocating Compressors, Generators, Synchronous Condensers and Motors, Gearboxes and Gear Couplings, Expanders and Air Cooled Heat Exchangers, Centrifugal Pumps, and Valves.

•

Measuring, Testing and Controls: Downhole Sensors, Flame Detector, Flare Management Systems, Flow Meters, Industrial Asset Inspection Equipment, Industrial Radiography and Computerized Tomography Equipment, Monitoring Systems, Nuclear Measurement Equipment, Pressure Sensors, Process Analyzers, Remote Monitoring and Diagnostics Equipment, Remote Visual Inspection Equipment, Robotic Inspection Equipment, Roller Bearing Monitoring Equipment, Sensors, System Condition Monitoring Equipment, and Test and Calibration Instruments.

Schedule 1

Smelters or Refiners with Identified Mineral Sources

The information in this Schedule is solely an aggregation of data provided by verified SORs identified by the Company’s suppliers. This is not a confirmation of conflict minerals actually contained in the Company’s products. Additionally, since this aggregation depends on self-identification by SORs, the following lists are not a confirmation or verification of every country of origin.

Smelter ID	Smelter Name	Metal	Conflict Free?*	Smelter Facility Location	Source from DRC?
CID000004	A.L.M.T. Corp.	Tungsten	Yes	Japan	Yes
CID000015	Advanced Chemical Company	Gold	Yes	United States Of America	No
CID000019	Aida Chemical Industries Co., Ltd.	Gold	Yes	Japan	No
CID000035	Agosi AG	Gold	Yes	Germany	No
CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	Gold	Yes	Uzbekistan	Yes
CID000058	AngloGold Ashanti Corrego do Sitio Mineracao	Gold	Yes	Brazil	Yes
CID000077	Argor-Heraeus S.A.	Gold	Yes	Switzerland	No
CID000082	Asahi Pretec Corp.	Gold	Yes	Japan	No
CID000090	Asaka Riken Co., Ltd.	Gold	Yes	Japan	No
CID000103	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Gold	No	Turkey	No
CID000105	Kennametal Huntsville	Tungsten	Yes	United States Of America	No
CID000113	Aurubis AG	Gold	Yes	Germany	No
CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	Yes	Philippines	No
CID000157	Boliden AB	Gold	Yes	Sweden	No
CID000176	C. Hafner GmbH + Co. KG	Gold	Yes	Germany	No
CID000180	Caridad	Gold	No	Mexico	No
CID000185	CCR Refinery—Glencore Canada Corporation	Gold	Yes	Canada	Yes
CID000189	Cendres + Metaux S.A.	Gold	No	Switzerland	No
CID000197	Yunnan Copper Industry Co., Ltd.**	Gold	No	China	Yes
CID000218	Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	Yes	China	No
CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin	Yes	China	No
CID000233	Chimet S.p.A.	Gold	Yes	Italy	No
CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	Yes	China	Yes
CID000264	Chugai Mining	Gold	Yes	Japan	No
CID000281	CNMC (Guangxi) PGMA Co., Ltd.	Tungsten	No	China	No
CID000291	Guangdong Rising Rare Metals-EO Materials Ltd.	Tantalum	Yes	China	No
CID000292	Alpha	Tin	Yes	United States Of America	No
CID000309	PT Aries Kencana Sejahtera	Tin	Yes	Indonesia	No
CID000313	PT Premium Tin Indonesia	Tin	Yes	Indonesia	No

Smelter ID	Smelter Name	Metal	Conflict Free?*	Smelter Facility Location	Source from DRC?
CID000343	Daye Non-Ferrous Metals Mining Ltd.	Gold	No	China	No
CID000359	DSC (Do Sung Corporation)	Gold	Yes	Korea, Republic Of	No
CID000401	Dowa	Gold	Yes	Japan	No
CID000402	Dowa	Tin	Yes	Japan	No
CID000425	Eco-System Recycling Co., Ltd. East Plant	Gold	Yes	Japan	No
CID000438	EM Vinto	Tin	Yes	Bolivia (Plurinational State Of)	No
CID000448	Estanho de Rondonia S.A.	Tin	Yes	Brazil	No
CID000460	F&X Electro-Materials Ltd.	Tantalum	Yes	China	Yes
CID000468	Fenix Metals	Tin	Yes	Poland	No
CID000493	JSC Novosibirsk Refinery**	Gold	No	Russian Federation	No
CID000522	Refinery of Seemine Gold Co., Ltd.	Gold	No	China	No
CID000538	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin	Yes	China	No
CID000555	Gejiu Zili Mining And Metallurgy Co., Ltd.**	Tin	No	China	Yes
CID000568	Global Tungsten & Powders LLC	Tungsten	Yes	United States Of America	Yes
CID000616	XIMEI RESOURCES (GUANGDONG) LIMITED	Tantalum	Yes	China	Yes
CID000651	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	Gold	No	China	No
CID000671	Hangzhou Fuchunjiang Smelting Co., Ltd.	Gold	No	China	No
CID000689	LT Metal Ltd.	Gold	Yes	Korea, Republic Of	No
CID000694	Heimerle + Meule GmbH	Gold	Yes	Germany	Yes
CID000707	Heraeus Metals Hong Kong Ltd.	Gold	Yes	China	No
CID000711	Heraeus Germany GmbH Co. KG	Gold	Yes	Germany	No
CID000766	Hunan Chenzhou Mining Co., Ltd.	Tungsten	Yes	China	No
CID000767	Hunan Chenzhou Mining Co., Ltd.	Gold	No	China	No
CID000769	Hunan Jintai New Material Co., Ltd.**	Tungsten	No	China	No
CID000773	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	Gold	No	China	Yes
CID000778	HwaSeong CJ CO., LTD.	Gold	No	Korea, Republic Of	No
CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Gold	Yes	China	No
CID000807	Ishifuku Metal Industry Co., Ltd.	Gold	Yes	Japan	No
CID000814	Istanbul Gold Refinery	Gold	Yes	Turkey	Yes
CID000823	Japan Mint	Gold	Yes	Japan	No
CID000825	Japan New Metals Co., Ltd.	Tungsten	Yes	Japan	No
CID000855	Jiangxi Copper Co., Ltd.	Gold	Yes	China	No
CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	Yes	China	Yes
CID000917	Jiujiang Tanbre Co., Ltd.	Tantalum	Yes	China	Yes
CID000920	Asahi Refining USA Inc.	Gold	Yes	United States Of America	Yes

Smelter ID	Smelter Name	Metal	Conflict Free?*	Smelter Facility Location	Source from DRC?
CID000924	Asahi Refining Canada Ltd.	Gold	Yes	Canada	No
CID000927	JSC Ekaterinburg Non-Ferrous Metal Processing Plant**	Gold	No	Russian Federation	No
CID000929	JSC Uralelectromed**	Gold	No	Russian Federation	No
CID000937	JX Nippon Mining & Metals Co., Ltd.	Gold	Yes	Japan	No
CID000942	Gejiu Kai Meng Industry and Trade LLC**	Tin	No	China	No
CID000956	Kazakhmys Smelting LLC	Gold	No	Kazakhstan	No
CID000957	Kazzinc	Gold	Yes	Kazakhstan	No
CID000966	Kennametal Fallon	Tungsten	Yes	United States Of America	Yes
CID000969	Kennecott Utah Copper LLC	Gold	Yes	United States Of America	No
CID000981	Kojima Chemicals Co., Ltd.	Gold	Yes	Japan	No
CID001029	Kyrgyzaltyn JSC	Gold	No	Kyrgyzstan	No
CID001032	L’azurde Company For Jewelry	Gold	No	Saudi Arabia	No
CID001056	Lingbao Gold Co., Ltd.**	Gold	No	China	No
CID001058	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Gold	No	China	No
CID001070	China Tin Group Co., Ltd.	Tin	Yes	China	No
CID001076	AMG Brasil	Tantalum	Yes	Brazil	Yes
CID001078	LS-NIKKO Copper Inc.	Gold	Yes	Korea, Republic Of	No
CID001093	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Gold	No	China	No
CID001105	Malaysia Smelting Corporation (MSC)	Tin	Yes	Malaysia	Yes
CID001113	Materion	Gold	Yes	United States Of America	No
CID001119	Matsuda Sangyo Co., Ltd.	Gold	Yes	Japan	No
CID001142	Metallic Resources, Inc.	Tin	Yes	United States Of America	No
CID001147	Metalor Technologies (Suzhou) Ltd.	Gold	Yes	China	No
CID001149	Metalor Technologies (Hong Kong) Ltd.	Gold	Yes	China	Yes
CID001152	Metalor Technologies (Singapore) Pte., Ltd.	Gold	Yes	Singapore	No
CID001153	Metalor Technologies S.A.	Gold	Yes	Switzerland	Yes
CID001157	Metalor USA Refining Corporation	Gold	Yes	United States Of America	No
CID001161	Metalurgica Met-Mex Penoles S.A. De C.V.	Gold	Yes	Mexico	No
CID001163	Metallurgical Products India Pvt., Ltd.	Tantalum	Yes	India	No
CID001173	Mineracao Taboca S.A.	Tin	Yes	Brazil	No
CID001175	Mineracao Taboca S.A.	Tantalum	Yes	Brazil	Yes
CID001182	Minsur	Tin	Yes	Peru	No
CID001188	Mitsubishi Materials Corporation	Gold	Yes	Japan	Yes
CID001191	Mitsubishi Materials Corporation	Tin	Yes	Japan	No
CID001192	Mitsui Mining and Smelting Co., Ltd.	Tantalum	Yes	Japan	Yes

Smelter ID	Smelter Name	Metal	Conflict Free?*	Smelter Facility Location	Source from DRC?
CID001193	Mitsui Mining and Smelting Co., Ltd.	Gold	Yes	Japan	No
CID001200	NPM Silmet AS	Tantalum	Yes	Estonia	No
CID001204	Moscow Special Alloys Processing Plant**	Gold	No	Russian Federation	No
CID001220	Nadir Metal Rafineri San. Ve Tic. A.S.	Gold	Yes	Turkey	No
CID001231	Jiangxi New Nanshan Technology Ltd.	Tin	Yes	China	No
CID001236	Navoi Mining and Metallurgical Combinat	Gold	Yes	Uzbekistan	No
CID001259	Nihon Material Co., Ltd.	Gold	Yes	Japan	Yes
CID001277	Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	Yes	China	Yes
CID001305	Novosibirsk Tin Combine**	Tin	No	Russian Federation	No
CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	Tin	Yes	Thailand	No
CID001325	Ohura Precious Metal Industry Co., Ltd.	Gold	Yes	Japan	No
CID001326	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)**	Gold	No	Russian Federation	Yes
CID001337	Operaciones Metalurgicas S.A.	Tin	Yes	Bolivia (Plurinational State Of)	No
CID001352	MKS PAMP SA	Gold	Yes	Switzerland	Yes
CID001362	Penglai Penggang Gold Industry Co., Ltd.	Gold	No	China	No
CID001386	Prioksky Plant of Non-Ferrous Metals**	Gold	No	Russian Federation	No
CID001397	PT Aneka Tambang (Persero) Tbk	Gold	Yes	Indonesia	No
CID001399	PT Artha Cipta Langgeng	Tin	Yes	Indonesia	No
CID001402	PT Babel Inti Perkasa	Tin	Yes	Indonesia	No
CID001406	PT Babel Surya Alam Lestari	Tin	Yes	Indonesia	No
CID001419	PT Bangka Tin Industry	Tin	Yes	Indonesia	Unknown
CID001421	PT Belitung Industri Sejahtera	Tin	Yes	Indonesia	No
CID001428	PT Bukit Timah	Tin	Yes	Indonesia	No
CID001453	PT Mitra Stania Prima	Tin	Yes	Indonesia	No
CID001457	PT Panca Mega Persada**	Tin	No	Indonesia	No
CID001458	PT Prima Timah Utama	Tin	Yes	Indonesia	No
CID001460	PT Refined Bangka Tin	Tin	Yes	Indonesia	No
CID001463	PT Sariwiguna Binasentosa	Tin	Yes	Indonesia	No
CID001468	PT Stanindo Inti Perkasa	Tin	Yes	Indonesia	No
CID001477	PT Timah Tbk Kundur	Tin	Yes	Indonesia	No
CID001482	PT Timah Tbk Mentok	Tin	Yes	Indonesia	No
CID001486	PT Timah Nusantara	Tin	Yes	Indonesia	Yes
CID001490	PT Tinindo Inter Nusa	Tin	Yes	Indonesia	Yes
CID001493	PT Tommy Utama	Tin	Yes	Indonesia	No
CID001498	PX Precinox S.A.	Gold	Yes	Switzerland	No

Smelter ID	Smelter Name	Metal	Conflict Free?*	Smelter Facility Location	Source from DRC?
CID001508	QuantumClean	Tantalum	Yes	United States Of America	Yes
CID001512	Rand Refinery (Pty) Ltd.	Gold	Yes	South Africa	Yes
CID001522	Yanling Jincheng Tantalum & Niobium Co., Ltd.	Tantalum	Yes	China	No
CID001534	Royal Canadian Mint	Gold	Yes	Canada	No
CID001539	Rui Da Hung	Tin	Yes	Taiwan, Province Of China	No
CID001546	Sabin Metal Corp.	Gold	No	United States Of America	No
CID001555	Samduck Precious Metals**	Gold	No	Korea, Republic Of	Yes
CID001562	Samwon Metals Corp.	Gold	No	Korea, Republic Of	No
CID001585	SEMPSA Joyeria Plateria S.A.	Gold	Yes	Spain	No
CID001619	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Gold	No	China	No
CID001622	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold	Yes	China	No
CID001736	Sichuan Tianze Precious Metals Co., Ltd.	Gold	Yes	China	No
CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals**	Gold	No	Russian Federation	No
CID001761	Solar Applied Materials Technology Corp.	Gold	Yes	Taiwan, Province Of China	No
CID001769	Solikamsk Magnesium Works OAO**	Tantalum	No	Russian Federation	Yes
CID001798	Sumitomo Metal Mining Co., Ltd.	Gold	Yes	Japan	No
CID001810	Super Dragon Technology Co., Ltd.	Gold	No	Taiwan, Province Of China	No
CID001869	Taki Chemical Co., Ltd.	Tantalum	Yes	Japan	No
CID001875	Tanaka Kikinzoku Kogyo K.K.	Gold	Yes	Japan	No
CID001891	Telex Metals	Tantalum	Yes	United States Of America	Yes
CID001898	Thaisarco	Tin	Yes	Thailand	Yes
CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Tin	No	China	No
CID001909	Great Wall Precious Metals Co., Ltd. of CBPM	Gold	No	China	No
CID001916	Shandong Gold Smelting Co., Ltd.	Gold	Yes	China	Yes
CID001938	Tokuriki Honten Co., Ltd.	Gold	Yes	Japan	No
CID001947	Tongling Nonferrous Metals Group Co., Ltd.	Gold	No	China	No
CID001955	Torecom	Gold	Yes	Korea, Republic Of	No
CID001969	Ulba Metallurgical Plant JSC	Tantalum	Yes	Kazakhstan	Yes
CID001980	Umicore S.A. Business Unit Precious Metals Refining	Gold	Yes	Belgium	No
CID001993	United Precious Metal Refining, Inc.	Gold	Yes	United States Of America	No
CID002003	Valcambi S.A.	Gold	Yes	Switzerland	Yes
CID002015	VQB Mineral and Trading Group JSC**	Tin	No	Viet Nam	Yes
CID002030	Western Australian Mint (T/a The Perth Mint)	Gold	Yes	Australia	No

Smelter ID	Smelter Name	Metal	Conflict Free?*	Smelter Facility Location	Source from DRC?
CID002036	White Solder Metalurgia e Mineracao Ltda.	Tin	Yes	Brazil	No
CID002044	Wolfram Bergbau und Hutten AG	Tungsten	Yes	Austria	Yes
CID002082	Xiamen Tungsten Co., Ltd.	Tungsten	Yes	China	Yes
CID002100	Yamakin Co., Ltd.	Gold	Yes	Japan	No
CID002129	Yokohama Metal Co., Ltd.	Gold	Yes	Japan	Yes
CID002158	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin	Yes	China	No
CID002180	Tin Smelting Branch of Yunnan Tin Co., Ltd.	Tin	Yes	China	No
CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	Yes	China	No
CID002243	Gold Refinery of Zijin Mining Group Co., Ltd.	Gold	Yes	China	No
CID002282	Morris and Watson	Gold	No	New Zealand	No
CID002290	SAFINA A.S.	Gold	Yes	Czechia	No
CID002312	Guangdong Jinding Gold Limited	Gold	No	China	No
CID002313	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	Tungsten	No	China	No
CID002314	Umicore Precious Metals Thailand**	Gold	No	Thailand	No
CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	Yes	China	Yes
CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten	Yes	China	No
CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten	Yes	China	Yes
CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten	Yes	China	No
CID002319	Malipo Haiyu Tungsten Co., Ltd.	Tungsten	Yes	China	No
CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten	Yes	China	Yes
CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	Yes	China	No
CID002455	CV Venus Inti Perkasa	Tin	Yes	Indonesia	No
CID002468	Magnu’s Minerais Metais e Ligas Ltda.	Tin	Yes	Brazil	No
CID002478	PT Tirus Putra Mandiri	Tin	No	Indonesia	No
CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	Yes	China	No
CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten	Yes	China	No
CID002500	Melt Metais e Ligas S.A.	Tin	No	Brazil	No
CID002502	Asia Tungsten Products Vietnam Ltd.	Tungsten	Yes	Viet Nam	Yes
CID002503	PT ATD Makmur Mandiri Jaya	Tin	Yes	Indonesia	No
CID002504	D Block Metals, LLC	Tantalum	Yes	United States Of America	No
CID002505	FIR Metals & Resource Ltd.	Tantalum	Yes	China	No
CID002506	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	Yes	China	No

Smelter ID	Smelter Name	Metal	Conflict Free?*	Smelter Facility Location	Source from DRC?
CID002508	XinXing HaoRong Electronic Material Co., Ltd.	Tantalum	Yes	China	No
CID002509	MMTC-PAMP India Pvt., Ltd.	Gold	Yes	India	Yes
CID002511	KGHM Polska Miedz Spolka Akcyjna	Gold	Yes	Poland	No
CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	Yes	China	No
CID002513	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	Tungsten	Yes	China	No
CID002515	Fidelity Printers and Refiners Ltd.**	Gold	No	Zimbabwe	Yes
CID002516	Singway Technology Co., Ltd.**	Gold	No	Taiwan, Province Of China	No
CID002517	O.M. Manufacturing Philippines, Inc.	Tin	Yes	Philippines	No
CID002525	Shandong Humon Smelting Co., Ltd.	Gold	No	China	No
CID002527	Shenzhen Zhonghenglong Real Industry Co., Ltd.	Gold	No	China	No
CID002539	KEMET de Mexico	Tantalum	Yes	Mexico	Yes
CID002541	H.C. Starck Tungsten GmbH	Tungsten	Yes	Germany	Yes
CID002542	TANIOBIS Smelting GmbH & Co. KG	Tungsten	Yes	Germany	Yes
CID002543	Masan High-Tech Materials	Tungsten	Yes	Viet Nam	No
CID002544	TANIOBIS Co., Ltd.	Tantalum	Yes	Thailand	Yes
CID002545	TANIOBIS GmbH	Tantalum	Yes	Germany	Yes
CID002548	Materion Newton Inc.	Tantalum	Yes	United States Of America	Yes
CID002549	TANIOBIS Japan Co., Ltd.	Tantalum	Yes	Japan	Yes
CID002550	TANIOBIS Smelting GmbH & Co. KG	Tantalum	Yes	Germany	Yes
CID002551	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten	Yes	China	Yes
CID002557	Global Advanced Metals Boyertown	Tantalum	Yes	United States Of America	Yes
CID002558	Global Advanced Metals Aizu	Tantalum	Yes	Japan	Yes
CID002560	Al Etihad Gold Refinery DMCC	Gold	No	United Arab Emirates	No
CID002561	Emirates Gold DMCC**	Gold	No	United Arab Emirates	Yes
CID002562	International Precious Metal Refiners	Gold	No	United Arab Emirates	No
CID002563	Kaloti Precious Metals**	Gold	No	United Arab Emirates	No
CID002567	Sudan Gold Refinery**	Gold	No	Sudan	Yes
CID002570	CV Ayi Jaya	Tin	Yes	Indonesia	No
CID002572	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Tin	No	Viet Nam	No
CID002573	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Tin	No	Viet Nam	Yes
CID002574	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tin	No	Viet Nam	No

Smelter ID	Smelter Name	Metal	Conflict Free?*	Smelter Facility Location	Source from DRC?
CID002580	T.C.A S.p.A	Gold	Yes	Italy	No
CID002582	REMONDIS PMR B.V.	Gold	Yes	Netherlands	No
CID002584	Fujairah Gold FZC	Gold	No	United Arab Emirates	No
CID002587	Industrial Refining Company**	Gold	No	Belgium	No
CID002588	Shirpur Gold Refinery Ltd.	Gold	No	India	No
CID002589	Niagara Refining LLC	Tungsten	Yes	United States Of America	No
CID002593	PT Rajehan Ariq	Tin	Yes	Indonesia	No
CID002605	Korea Zinc Co., Ltd.	Gold	Yes	Korea, Republic Of	No
CID002606	Marsam Metals	Gold	No	Brazil	No
CID002615	TOO Tau-Ken-Altyn	Gold	Yes	Kazakhstan	No
CID002641	China Molybdenum Tungsten Co., Ltd.	Tungsten	Yes	China	No
CID002649	Hydrometallurg, JSC**	Tungsten	No	Russian Federation	Yes
CID002696	PT Cipta Persada Mulia	Tin	Yes	Indonesia	No
CID002703	An Vinh Joint Stock Mineral Processing Company	Tin	No	Viet Nam	No
CID002706	Resind Industria e Comercio Ltda.	Tin	Yes	Brazil	No
CID002707	Resind Industria e Comercio Ltda.	Tantalum	Yes	Brazil	No
CID002708	Abington Reldan Metals, LLC	Gold	Yes	United States Of America	No
CID002724	Unecha Refractory metals plant**	Tungsten	No	Russian Federation	No
CID002750	Shenzhen CuiLu Gold Co., Ltd.	Gold	No	China	Unknown
CID002756	Super Ligas	Tin	Yes	Brazil	Yes
CID002760	Albino Mountinho Lda.	Gold	No	Portugal	Unknown
CID002761	SAAMP	Gold	No	France	No
CID002762	L’Orfebre S.A.	Gold	Yes	Andorra	Yes
CID002763	8853 S.p.A.	Gold	No	Italy	No
CID002765	Italpreziosi	Gold	Yes	Italy	No
CID002773	Aurubis Beerse	Tin	Yes	Belgium	Yes
CID002774	Aurubis Berango	Tin	Yes	Spain	No
CID002776	PT Bangka Prima Tin	Tin	Yes	Indonesia	No
CID002778	WIELAND Edelmetalle GmbH	Gold	Yes	Germany	No
CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Gold	Yes	Austria	No
CID002816	PT Sukses Inti Makmur	Tin	Yes	Indonesia	No
CID002827	Philippine Chuangxin Industrial Co., Inc.	Tungsten	Yes	Philippines	No
CID002833	ACL Metais Eireli	Tungsten	No	Brazil	No
CID002835	PT Menara Cipta Mulia	Tin	Yes	Indonesia	No
CID002842	Jiangxi Tuohong New Raw Material	Tantalum	Yes	China	No
CID002844	HuiChang Hill Tin Industry Co., Ltd.	Tin	Yes	China	No
CID002845	Moliren Ltd.**	Tungsten	No	Russian Federation	No
CID002850	AU Traders and Refiners*	Gold	No	South Africa	Yes

Smelter ID	Smelter Name	Metal	Conflict Free?*	Smelter Facility Location	Source from DRC?
CID002852	GGC Gujrat Gold Centre Pvt. Ltd.**	Gold	No	India	No
CID002853	Sai Refinery	Gold	No	India	No
CID002857	Modeltech Sdn Bhd	Gold	No	Malaysia	No
CID002858	Modeltech Sdn Bhd	Tin	No	Malaysia	No
CID002863	Bangalore Refinery	Gold	Yes	India	No
CID002865	Kyshtym Copper-Electrolytic Plant ZAO**	Gold	No	Russian Federation	No
CID002867	Degussa Sonne / Mond Goldhandel GmbH	Gold	No	Germany	No
CID002872	Pease & Curren	Gold	No	United States Of America	No
CID002893	JALAN & Company	Gold	No	India	No
CID002918	SungEel HiMetal Co., Ltd.	Gold	Yes	Korea, Republic Of	No
CID002919	Planta Recuperadora de Metales SpA	Gold	Yes	Chile	No
CID002920	ABC Refinery Pty Ltd.	Gold	No	Australia	Unknown
CID002973	Safimet S.p.A	Gold	No	Italy	Yes
CID003116	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Tin	Yes	China	No
CID003153	State Research Institute Center for Physical Sciences and Technology	Gold	No	Lithuania	Yes
CID003185	African Gold Refinery**	Gold	No	Uganda	Yes
CID003186	Gold Coast Refinery	Gold	No	Ghana	No
CID003189	NH Recytech Company	Gold	Yes	Korea, Republic Of	No
CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	Tin	Yes	China	No
CID003205	PT Bangka Serumpun	Tin	Yes	Indonesia	No
CID003208	Pongpipat Company Limited**	Tin	No	Myanmar	No
CID003324	QG Refining, LLC	Gold	No	United States Of America	Yes
CID003325	Tin Technology & Refining	Tin	Yes	United States Of America	No
CID003348	Dijllah Gold Refinery FZC	Gold	No	United Arab Emirates	No
CID003356	Dongguan CiEXPO Environmental Engineering Co., Ltd.	Tin	No	China	No
CID003379	Ma’anshan Weitai Tin Co., Ltd.	Tin	No	China	No
CID003381	PT Rajawali Rimba Perkasa	Tin	Yes	Indonesia	No
CID003382	CGR Metalloys Pvt Ltd.	Gold	No	India	No
CID003383	Sovereign Metals	Gold	No	India	Yes
CID003387	Luna Smelter, Ltd.	Tin	Yes	Rwanda	Yes
CID003397	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	Tin	Yes	China	No
CID003407	Lianyou Metals Co., Ltd.	Tungsten	Yes	Taiwan, Province Of China	No
CID003408	JSC “Kirovgrad Hard Alloys Plant”**	Tungsten	No	Russian Federation	No
CID003409	Precious Minerals and Smelting Limited	Tin	Yes	India	No
CID003410	Gejiu City Fuxiang Industry and Trade Co., Ltd.	Tin	No	China	No

Smelter ID	Smelter Name	Metal	Conflict Free?*	Smelter Facility Location	Source from DRC?
CID003416	NPP Tyazhmetprom LLC**	Tungsten	No	Russian Federation	No
CID003417	Hubei Green Tungsten Co., Ltd.	Tungsten	Yes	China	No
CID003424	Eco-System Recycling Co., Ltd. North Plant	Gold	Yes	Japan	No
CID003425	Eco-System Recycling Co., Ltd. West Plant	Gold	Yes	Japan	No
CID003427	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Tungsten	No	Brazil	Yes
CID003449	PT Mitra Sukses Globalindo	Tin	Yes	Indonesia	No
CID003461	Augmont Enterprises Private Limited	Gold	No	India	No
CID003463	Kundan Care Products Ltd.	Gold	No	India	Yes
CID003468	Cronimet Brasil Ltda	Tungsten	Yes	Brazil	No
CID003486	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Tin	Yes	Brazil	No
CID003487	Emerald Jewel Industry India Limited (Unit 1)	Gold	No	India	Unknown
CID003488	Emerald Jewel Industry India Limited (Unit 2)	Gold	No	India	Unknown
CID003489	Emerald Jewel Industry India Limited (Unit 3)	Gold	No	India	Unknown
CID003490	Emerald Jewel Industry India Limited (Unit 4)	Gold	No	India	Unknown
CID003497	K.A. Rasmussen	Gold	No	Norway	Yes
CID003500	Alexy Metals	Gold	No	United States Of America	No
CID003524	CRM Synergies	Tin	Yes	Spain	No
CID003548	MD Overseas	Gold	No	India	No
CID003553	Artek LLC**	Tungsten	No	Russian Federation	No
CID003557	Metallix Refining Inc.	Gold	No	United States Of America	Unknown
CID003575	Metal Concentrators SA (Pty) Ltd.	Gold	Yes	South Africa	No
CID003582	Fabrica Auricchio Industria e Comercio Ltda.	Tin	Yes	Brazil	Unknown
CID003583	RFH Yancheng Jinye New Material Technology Co., Ltd.	Tantalum	Yes	China	Unknown
CID003609	Fujian Xinlu Tungsten Co., Ltd.	Tungsten	Yes	China	Unknown
CID003612	OOO “Technolom” 2**	Tungsten	No	Russian Federation	Unknown
CID003614	OOO “Technolom” 1**	Tungsten	No	Russian Federation	Unknown
CID003615	WEEEREFINING	Gold	Yes	France	Unknown
CID003641	Gold by Gold Colombia	Gold	Yes	Colombia	Unknown
CID003643	LLC Vostok**	Tungsten	No	Russian Federation	Unknown
CID003662	YUDU ANSHENG TUNGSTEN CO., LTD.	Tungsten	No	China	Unknown
CID003663	Dongwu Gold Group	Gold	No	China	Unknown
CID003666	Sam Precious Metals	Gold	No	United Arab Emirates	Unknown
CID003831	DS Myanmar	Tin	Yes	Myanmar	Unknown
CID003868	PT Putera Sarana Shakti (PT PSS)	Tin	Yes	Indonesia	Unknown
CID003926	5D Production OU	Tantalum	No	Estonia	Unknown

Smelter ID	Smelter Name	Metal	Conflict Free?*	Smelter Facility Location	Source from DRC?
CID003978	HANNAE FOR T Co., Ltd.	Tungsten	No	Korea, Republic Of	Unknown
CID003993	Tungsten Vietnam Joint Stock Company	Tungsten	Yes	Viet Nam	Unknown
CID004010	Coimpa Industrial LTDA	Gold	Yes	Brazil	Unknown
CID004034	Nam Viet Cromit Joint Stock Company	Tungsten	No	Viet Nam	Unknown
CID004054	PowerX Ltd.	Tantalum	Yes	Rwanda	Unknown
CID004056	MALAMET SMELTING SDN. BHD.	Tungsten	No	Malaysia	Unknown
CID004060	DONGKUK INDUSTRIES CO., LTD.	Tungsten	No	Korea, Republic Of	Unknown
CID004065	Mining Minerals Resources SARL	Tin	Yes	Congo, Democratic Republic Of The	Unknown
CID004397	Lianyou Resources Co., Ltd.	Tungsten	Yes	Taiwan, Province Of China	Unknown
CID004403	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Tin	Yes	Japan	Unknown
CID004430	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	Tungsten	Yes	China	Unknown
CID004434	Malaysia Smelting Corporation Berhad (Port Klang)	Tin	Yes	Malaysia	Unknown
CID004506	GG Refinery Ltd.	Gold	Yes	Tanzania, United Republic Of	Unknown
CID004604	Impala Refineries – Base Metals Refinery (BMR)	Gold	Yes	South Africa	Unknown
CID004610	Impala Rustenburg	Gold	Yes	South Africa	Unknown
CID004619	Kenee Mining Corporation Vietnam	Tungsten	Yes	Viet Nam	Unknown

*	=	SOR certified as conflict free by the Responsible Minerals Initiative or an equivalent independent third-party certification program during reporting period 2023.

**	=	SOR identified as posing a high risk of sourcing from mines benefiting armed groups engaged in conflict in the DRC Region during reporting period 2023.